As filed with the Securities and Exchange Commission on April 27, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MICROTUNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	75-2883117
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2201 10th Street Plano, Texas	75074
(Address of Principal Executive Offices)	(Zip Code)

AMENDED AND RESTATED MICROTUNE, INC. 2000 STOCK PLAN

(Full title of the plan)

James A. Fontaine

Chief Executive Officer

Microtune, Inc.

2201 10th Street

Plano, Texas 75074

(Name and address of agent for service)

(972) 673-1600

(Telephone number, including area code, of agent for service)

Copies to:

Phillip D. Peterson General Counsel Microtune, Inc. 2201 10th Street Plano, Texas 75074	Craig N. Adams Baker Botts L.L.P. 2001 Ross Avenue Suite 600 Dallas, Texas 75201

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.001 per share par value: To be issued under the Amended and Restated Microtune, Inc. 2000 Stock Plan	2,000,000	$2.09	$4,180,000	$233.24

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement includes any additional shares of the Registrant’s Common Stock that may become issuable under the Amended and Restated Microtune, Inc. 2000 Stock Plan and by reason of any stock dividend, stock split, recapitalization or other similar transaction with respect to these shares.
(2)	Estimated solely for the purpose of the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act, based upon the average of the high and low prices of the Common Stock as reported on The NASDAQ Global Market on April 21, 2009.

EXPLANATORY NOTE

This Registration Statement is being filed, in accordance with General Instruction E. to Form S-8, solely to register the issuance of up to 2,000,000 additional shares of Common Stock of Microtune, Inc. authorized pursuant to the amendment and restatement of the Amended and Restated Microtune, Inc. 2000 Stock Plan (the “2000 Stock Plan”). We previously filed with the Securities and Exchange Commission (the “SEC”) Registration Statements No.’s 333-47646, 333-55504, 333-120091 and 333-150537 relating to the 2000 Stock Plan on October 10, 2000, February 13, 2001, October 29, 2004 and April 30, 2008, respectively (collectively, the “Prior Registration Statements”). Except as supplemented by the information set forth below, the contents of each of the Prior Registration Statements are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The contents of the Prior Registration Statements, including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement.

All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

Item 8.	Exhibits.

Exhibit Number	Exhibit
4.1*	Amended and Restated Microtune, Inc. 2000 Stock Plan.

4.2‡	Form of Common Stock Equivalent Agreement under the Amended and Restated Microtune, Inc. 2000 Stock Plan.

5.1	Opinion of Baker Botts L.L.P. as to legality of securities being registered.

23.1	Consent of Counsel (contained in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

23.3	Consent of Independent Registered Public Accounting Firm.

24.1	Powers of Attorney (included in signature page of this Registration Statement).

*	Incorporated by reference to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on March 12, 2009.
‡	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the SEC on June 8, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas as of April 27, 2009.

MICROTUNE, INC.

By:	/s/ James A. Fontaine
James A. Fontaine
Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below authorizes each of Phillip D. Peterson and Jeffrey A. Kupp to execute in the name of such person who is then an officer or director of the Registrant, and to file any and all amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the offering and sale of the securities that are the subject of this Registration Statement, which amendments may make such changes to such Registration Statement as such attorney may deem appropriate.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated as of the respective dates set forth below.

Signature	Capacity	Date

/s/ James A. Fontaine	President, Chief Executive Officer, and Director (Principal Executive Officer)	April 27, 2009
James A. Fontaine

/s/ Jeffrey A. Kupp	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 27, 2009
Jeffrey A. Kupp

/s/ Walter S. Ciciora	Director	April 27, 2009
Walter S. Ciciora

/s/ James H. Clardy	Director	April 27, 2009
James H. Clardy

/s/ Steven Craddock	Director	April 27, 2009
Steven Craddock

/s/ Anthony J. LeVecchio	Director	April 27, 2009
Anthony J. LeVecchio

Signature	Capacity	Date

/s/ Bernard T. Marren	Director	April 27, 2009
Bernard T. Marren

/s/ Michael T. Schueppert	Director	April 27, 2009
Michael T. Schueppert

/s/ William P. Tai	Director	April 27, 2009
William P. Tai

/s/ A. Travis White	Director	April 27, 2009
A. Travis White

INDEX TO EXHIBITS

Exhibit Number	Exhibit
4.1*	Amended and Restated Microtune, Inc. 2000 Stock Plan.

4.2‡	Form of Common Stock Equivalent Agreement under the Amended and Restated Microtune, Inc. 2000 Stock Plan.

5.1	Opinion of Baker Botts L.L.P. as to legality of securities being registered.

23.1	Consent of Counsel (contained in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

23.3	Consent of Independent Registered Public Accounting Firm.

24.1	Powers of Attorney (included in signature page of this Registration Statement).

*	Incorporated by reference to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on March 12, 2009.
‡	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the SEC on June 8, 2006.